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                                                                    Exhibit 4.19





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                 SECOND AMENDED AND RESTATED SECURITY AGREEMENT


                            dated as of May 21, 1999


                                     between


                         LSP ENERGY LIMITED PARTNERSHIP


                                       and


                              THE BANK OF NEW YORK,
                               as Collateral Agent


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
RECITALS

AGREEMENT

ARTICLE I DEFINITIONS; PRINCIPLES OF CONSTRUCTION
     1.1.  Definitions   .....................................................2
     1.2.  Principles of Construction.........................................6

ARTICLE II ASSIGNMENT AND GRANT OF SECURITY INTEREST
     2.1.  Assignment and Grant of Security Interest..........................7
     2.2.  Security Interest Absolute.........................................8
     2.3.  Power of Attorney..................................................9
     2.4.  Inspection and Verification.......................................12

ARTICLE III GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS
     3.1.  Title and Authority...............................................12
     3.2.  Validity, Perfection and Priority of Lien.........................12
     3.3.  No Liens; Other Financing Statements..............................13
     3.4.  Chief Executive Office; Name; Records.............................14
     3.5.  Additional Statements and Schedules...............................14
     3.6.  Further Actions...................................................15

ARTICLE IV SPECIAL PROVISIONS CONCERNING INVENTORY AND EQUIPMENT
     4.1.  Maintenance of Insurance; Protection of Security Interest.........15
     4.2.  Location of Inventory and Equipment...............................15

ARTICLE V SPECIAL PROVISIONS CONCERNING RECEIVABLES, CONTRACTS AND
          INSTRUMENTS
     5.1.  Additional Representations and Warranties.........................15
     5.2.  Maintenance of Records; Legending of Records......................16
     5.3.  Modification of Terms; No Payment to Grantor......................16
     5.4.  Collection    ....................................................17
     5.5.  Direction to Account Debtors; Grantor Bound.......................17
     5.6.  Instruments   ....................................................17

ARTICLE VI SPECIAL PROVISIONS CONCERNING CONTRACTS
     6.1.  Security Interest in Contract Rights..............................18


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                                                                            Page
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     6.2.  Further Protection................................................18
     6.3.  Liabilities Under Receivables and Contracts.......................19
     6.4.  Remedies      ....................................................19

ARTICLE VII DUTY OF CARE OF COLLATERAL AGENT
     7.1.  Collateral Agent's Duties; Reasonable Care........................20

ARTICLE VIII REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT
     8.1.  Remedies; Obtaining the Collateral upon Default...................20
     8.2.  Remedies; Disposition of the Collateral...........................22
     8.3.  Waiver        ....................................................22
     8.4.  Application of Proceeds; Grantor Liable for Deficiency............24
     8.5.  No Waiver; Remedies Cumulative....................................24
     8.6.  Discontinuance of Proceedings.....................................25

ARTICLE IX MISCELLANEOUS
     9.1.  Notices       ....................................................25
     9.2.  Amendment     ....................................................25
     9.3.  Successors and Assigns............................................26
     9.4.  Survival      ....................................................26
     9.5.  Headings Descriptive..............................................26
     9.6.  Severability  ....................................................26
     9.7.  Grantor's Duties..................................................26
     9.8.  Termination; Release..............................................26
     9.9.  Reinstatement ....................................................27
     9.10.  Counterparts ....................................................27
     9.11  Governing Law ....................................................27
     9.12  Consent to Jurisdiction...........................................27
     9.13  Waiver of Jury Trial..............................................28
     9.14.  Authority of Collateral Agent....................................28
     9.15.  Indemnities and Expenses. .......................................28
     9.16.  Entire Agreement.................................................29
     9.17.  Independent Security.............................................29
     9.18.  Third Party Beneficiaries........................................29
     9.19  Limitation of Liability...........................................29

Schedule I    -    Filing Offices
Schedule II   -    Instruments
Schedule III  -    Copyrights
Schedule IV   -    Patents
Schedule V    -    Trademarks


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                                                                            Page
                                                                            ----

Schedule VI   -    Chief Executive Office and Principal Place of Business
Schedule 4.2  -    Locations of Collateral

                           SECOND AMENDED AND RESTATED
                         PARTNERSHIP SECURITY AGREEMENT

                  SECOND AMENDED AND RESTATED PARTNERSHIP SECU RITY AGREEMENT, dated as of May 21, 1999 (this "AGREEMENT"), made by LSP ENERGY LIMITED PARTNERSHIP, a Delaware limited partnership (the "GRANTOR"), in favor of THE BANK OF NEW YORK, as collateral agent (together with its successors in such capacity, the "COLLATERAL AGENT") for the benefit of the Senior Secured Parties pursuant to the Second Amended and Restated Collateral Agency Agreement, dated as of May 21, 1999 (the "COLLATERAL AGENCY AGREEMENT"), among (as of the date hereof) the Grantor, LSP Batesville Funding Corporation (the "FUNDING CORPORATION"), the Trustee, the VEPCO L/C Agent, the Collateral Agent, the Intercreditor Agent and the Administrative Agent.

                                    RECITALS

                  WHEREAS, the Grantor was formed for the purpose of developing, financing, constructing, owning and operating an approximately 837 MW (net) NATURAL GAS-FIRED COMBINED-CYCLE ELECTRIC GENERATION FACILITY LOCATED IN BATESVILLE, Mississippi (the "PROJECT");

                  WHEREAS, pursuant to the Tranche A Facility Credit Agreement, dated as of August 28, 1998 (the "INITIAL CREDIT AGREEMENT"), among the Grantor, the banks and other financial institutions party thereto (the "INITIAL BANKS") and Credit Suisse First Boston as agent for the Initial Banks, the Initial Banks agreed to provide loans (the "INITIAL LOANS") to the Grantor to finance a portion of the development, construction and start-up of the Project;

                  WHEREAS, in connection with the execution of the Initial Credit Agreement and the related financing documents, and as a condition precedent to the Banks providing the Loans to the Grantor, the Grantor executed the Security Agree ment, dated as of August 28, 1998 (the "INITIAL PARTNERSHIP SECURITY AGREEMENT"), in favor of IBJ Schroder Bank & Trust Company as collateral agent;

                  WHEREAS, pursuant to the Amended and Restated Bank Facility Credit Agreement, dated as of December 15, 1998 (the "SUPPLEMENTAL CREDIT AGREEMENT"), among the Grantor, the banks and other financial institutions party thereto (the "SUPPLEMENTAL BANKS") and Credit Suisse First Boston as agent for the Supplemental Banks, (1) the Grantor, the Supplemental Banks and Credit Suisse First Boston amended and restated the Initial Credit Agreement in its entirety and (2) the Supplemental Banks agreed to provide loans (the "SUPPLEMENTAL LOANS") to the

Grantor to finance a portion of the development, construction and start-up of the Project;

                  WHEREAS, in connection with the execution of the Supplemental Credit Agreement and the relating financing documents, and as a condition precedent to the Supplemental Banks providing the Supplemental Loans to the Grantor, the Pledgor and Credit Suisse First Boston, as collateral agent, executed the Amended and Restated Security Agreement, dated as of December 15, 1998 (the " SUPPLEMEN TAL PARTNERSHIP SECURITY AGREEMENT"), pursuant to which the Initial Partnership Security Agreement was amended and restated in its entirety;

                  WHEREAS, the Grantor and the Funding Corporation have deter mined to issue (1) $150,000,000 aggregate principal amount of their 7.164% Series A Senior Secured Bonds due January 15, 2014 (the "SERIES A BONDS") and
(2) $176,000,000 aggregate principal amount of their 8.160% Series B Senior Secured Bonds due July 15, 2025 (the "SERIES B BONDS" and, together with the Series A Bonds, the "BONDS") pursuant to the Trust Indenture, dated as of the date hereof (the "INDENTURE"), among the Grantor, the Funding Corporation and The Bank of New York, as trustee (the "TRUSTEE");

                  WHEREAS, the Grantor and the Funding Corporation will use the proceeds of the Bonds to (i) repay in full the Indebtedness outstanding under the Supplemental Credit Agreement and (ii) pay the remaining Project Costs; and

                  WHEREAS, in connection with the issuance and sale of the Bonds and the execution of the related Financing Documents, the Pledgor and the Collateral Agent desire to amend and restate the Supplemental Partnership Security Agreement in its entirety.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Supplemental Partnership Security Agreement is hereby amended and restated in its entirety as follows:

                                    ARTICLE I
                     DEFINITIONS; PRINCIPLES OF CONSTRUCTION

                  SECTION 1.1.  DEFINITIONS.


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                  (a) For all purposes of this Agreement, capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Indenture.

                  (b) The following terms shall have the following respective meanings unless the context otherwise requires. Commercial terms used but not defined herein or in the Indenture shall have the meanings specified for such terms in the UCC as in effect in the State of New York.

                  "CHATTEL PAPER" shall mean "chattel paper" as such term is defined in the UCC as in effect in any relevant jurisdiction.

                  "COLLATERAL" shall have the meaning specified in SECTION
2.1(A).

                  "CONTRACT RIGHTS" shall have the meaning specified in SECTION 6.1.

                  "CONTRACTS" shall mean all contracts to which the Grantor now is, or hereafter will be, bound, or a party, beneficiary or assignee, including, without limitation, all of the Transaction Documents (to the extent the Grantor is a party thereto or has rights thereunder), including all exhibits, schedules and appendices thereto, and all other instruments, agreements and documents executed and delivered with respect to such contracts, and all revenues, rentals, Proceeds and other sums of money due and to become due from any of the foregoing, as the same may be modified, supplemented or amended from time to time in accordance with their respective terms.

                  "COPYRIGHTS" shall mean all of the following now owned or hereafter acquired by the Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise; and (b) all registrations and applications for registration of any such copyright rights in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including, without limitation, those listed on SCHEDULE III.

                  "DOCUMENTS" shall mean "documents" as such term is defined in the UCC as in effect in any relevant jurisdiction.

                  "DEFAULT" shall have the meaning ascribed thereto in the Intercreditor Agreement.

                  "EQUIPMENT" shall mean all "equipment" (as such term is defined in


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the UCC as in effect in any relevant jurisdiction), now or hereafter owned or leased by the Grantor and, in any event, shall include, but shall not be limited to, all equipment used in connection with the Project or the Site, all machinery, manufactur ing equipment, data processing equipment, computers, tools, office equipment, appliances, furniture, furnishings, fixtures, spare parts, vehicles, motor vehicles, and any manuals, instructions, blueprints, computer software and similar items which relate to the above, and any and all additions to, substitutions for and replacements of any of the foregoing, wherever located, together with all improvements thereon and all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

         "EVENT OF DEFAULT" shall have the meaning ascribed thereto in the Intercreditor Agreement.

         "FINANCING STATEMENTS" shall mean all financing statements, record ings, filings or other instruments of registration necessary and appropriate to perfect a security interest or lien by filing in any appropriate filing or recording office in accor dance with the UCC as enacted in any and all relevant jurisdictions or any other relevant applicable law.

         "FINANCIAL ASSETS" shall mean "financial assets" as such term is defined in the UCC as in effect in any relevant jurisdiction.

         "FIXTURES" shall mean "fixtures" as such term is defined in the UCC as in effect in any relevant jurisdiction and in any event shall include all goods now or hereafter attached to, placed on or incorporated in the Site.

         "GENERAL INTANGIBLES" shall mean all "general intangibles" (as such term is defined in the UCC as in effect in any relevant jurisdiction) now or hereafter owned by the Grantor and shall include, but not be limited to, all Trademarks, trademark applications, trademark registrations, tradenames, fictitious business names, business names, company names, business identifiers, prints, labels, trade styles and service marks (whether or not registered), including logos and/or designs, Copyrights, Patents, patent applications, goodwill of the Grantor's business symbol ized by any of the foregoing, trade secrets, license rights, license agreements, permits, franchises and any rights to tax refunds to which the Grantor is now or hereafter may be entitled.

         "GOODS" shall mean "goods" as such term is defined in the UCC as in effect in any relevant jurisdiction.

         "INSTRUMENTS" shall mean "instruments" as such term is defined in the UCC as in effect in any relevant jurisdiction.



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         "INSURANCE POLICIES" shall mean all insurance policies to which the
Grantor now is, or hereafter will be, a party, including, without limitation, all insurance policies required pursuant to this Agreement and the other Financing Documents.

         "INSURANCE PROCEEDS" shall mean all amounts and proceeds of any kind (including interest, if any, thereon) paid or payable pursuant to any Insurance Policy.

         "INTELLECTUAL PROPERTY" shall mean, collectively, Copyrights, Patents and Trademarks.

         "INVENTORY" shall mean all of the inventory of the Grantor of every type or description, including all "inventory" as such term is defined in the UCC as in effect in any relevant jurisdiction, now owned or hereafter acquired and wherever located, whether raw, in process or finished, all materials usable in processing the same and all documents of title covering any inventory, including, without limitation, work in process, materials used or consumed in the Grantor's businesses, now owned or hereafter acquired or manufactured by the Grantor and held for sale in the ordinary course of its business, all present and future substitutions therefor, parts and accesso ries thereof and all additions thereto, and all proceeds thereof and products of such inventory in any form whatsoever.

         "INVENTORY RECORDS" shall mean all books, records and other property and General Intangibles at any time relating to the Inventory.

         "INVESTMENT PROPERTY" shall mean "investment property" as such term is defined in the UCC as in effect in any relevant jurisdiction.

         "PATENTS" shall mean all of the following now owned or hereafter acquired by the Grantor: (a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, including registrations, recordings and pending applications in the United States Patent and Trademark Office, including, without limitation, those listed on SCHEDULE IV; and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

         "PROCEEDS" shall mean "proceeds" as such term is defined in the UCC as in effect in any relevant jurisdiction or under other relevant law and, in any event, shall include, but shall not be limited to, (i) any and all proceeds of any insurance,


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indemnity, warranty or guaranty payable to the Collateral Agent or the Grantor from time to time, and claims for insurance, indemnity, warranty or guaranty effected or held for the benefit of the Grantor with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "RECEIVABLES" shall mean any "account" as such term is defined in the UCC as in effect in any relevant jurisdiction and in any event shall include, but not be limited to, all of the Grantor's rights to payment for goods (including, without limitation, electricity) sold or leased, or services performed, by the Grantor, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, contract rights (including any and all rights to liquidated damage payments), security agreement, chattel paper or other evidence of indebtedness or security, together with (i) all security pledged, assigned, hypothecated or granted to or held by the Grantor to secure the foregoing, (ii) all guarantees, warranties, endorsements, indemnifications or collateral on, or of, any of the foregoing, (iii) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (iv) all books, correspondence, credit files, records, ledger cards, invoices and other papers relating thereto, including, without limitation, all similar information stored on a magnetic medium or other similar storage device and other papers and documents in the possession or under the control of the Grantor or any computer bureau from time to time acting for the Grantor, (v) all evidences of the filing of Financing Statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (vi) all credit information, reports and memoranda relating thereto, and (vii) all other writings related in any way to the foregoing.

         "SECURITY ENTITLEMENT" shall have the meaning assigned to that term under the UCC as in effect in any relevant jurisdiction.

         "SECURITY INTEREST" shall have the meaning specified in SECTION 2.1.

         "TRADEMARKS" shall mean all of the following now owned or hereafter acquired by the Grantor: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all


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registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any political subdivi sion thereof, and all extensions or renewals thereof, including, without limitation, those listed on
SCHEDULE V; (ii) all goodwill associated therewith or symbolized thereby; and
(iii) all other assets, rights and interests that uniquely reflect or embody such goodwill.

         SECTION 1.2. PRINCIPLES OF CONSTRUCTION. Except as otherwise expressly provided herein, the principles of construction set forth in the Indenture shall apply to this Agreement.

                                   ARTICLE II
                    ASSIGNMENT AND GRANT OF SECURITY INTEREST

         SECTION 2.1. ASSIGNMENT AND GRANT OF SECURITY INTEREST. (a) As security for the prompt and complete payment and performance when due of all of the Senior Secured Obligations, the Grantor hereby grants to the Collateral Agent, for itself and for the ratable benefit of the other Senior Secured Parties, a continuing security interest of first priority (the "SECURITY INTEREST") in the Grantor's right, title and interest in, to and under the following, in each case, whether now owned or existing or hereafter acquired, arising or created, and wherever located: (i) all Receivables; (ii) all Documents; (iii) all Equipment; (iv) all General Intangibles; (v) all Inventory; (vi) all cash collateral accounts established with respect to the Grantor, and all checking, savings, deposit or other accounts of the Grantor, including, without limitation, the Accounts (other than the Aquila PPA Reserve Account, the Panola County Account and the Distribution Account) and any successor accounts thereto, and all property on deposit therein or credited thereto, including, without limitation, all Investment Property, Security Entitlements, Financial Assets, securi ties, instruments or cash on deposit therein or credited thereto and all Security Entitlements with respect thereto; (vii) all Contracts and Contract Rights, including, without limitation, all Contract Rights under the Project Documents; (viii) all cash, accounts, deposits, securities and insurance policies now or at any time hereafter in the possession or under control of the Grantor or its bailees and any interest therein; (ix) all Insurance Policies and all Insurance Proceeds and Loss Proceeds; (x) all Governmental Approvals, PROVIDED that any Governmental Approval which by its terms or by operation of law would become void, voidable, terminable or revocable (or would constitute a breach or default thereunder or under applicable law) if mortgaged, pledged or assigned hereunder or if a security interest therein were granted hereunder are expressly excepted and excluded from the Lien and the terms of this Agreement to the extent, and only to the extent, necessary so as to avoid such


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voidness, voidability, terminability or revocability or breach or default; (xi)
all Fixtures, including, without limitation, those now or hereafter attached to, placed on or incorporated in the Site; (xii) all natural gas, fuel oil, electricity and related products; (xiii) without limiting the generality of the foregoing, all other personal property, Goods, Instruments, Chattel Paper, credits, claims, demands, assets, books and records, customer lists, ledger cards, credit files, print-outs and other materials and records pertaining to any of the foregoing, of the Grantor, whether now existing or hereafter acquired from time to time and whether or not of a type which may be subject to a security interest under the UCC as in effect in the State of New York; and (xiv) any and all additions and accessions to any of the foregoing, all improve ments thereto, all substitutions and replacements therefor and all products and Proceeds thereof (all of the above collectively, the "COLLATERAL").

                  (b) The security interest granted to the Collateral Agent pursuant to this Agreement extends to all Collateral of the kind which is the subject of this Agreement which the Grantor may acquire at any time during the continuation of this Agreement, whether such Collateral is in transit or in the Grantor's, the Collateral Agent's, any other Senior Secured Party's or any other Person's constructive, actual or exclusive occupancy or possession until the release thereof pursuant to SECTION 9.8.

                  (c) The assignments and security interests under this Agreement granted to the Collateral Agent shall not relieve the Grantor from the performance of any term, covenant, condition or agreement on the Grantor's part to be performed or observed under or in respect of any of the Collateral pledged by it hereunder or from any liability to any Person under or in respect of any of such Collateral or impose any obligation on the Collateral Agent to perform or observe any such term, covenant, condition or agreement on the Grantor's part to be so performed or observed or impose any liability on the Collateral Agent for any act or omission on the part of the Grantor or for any breach of any representation or warranty on the part of the Grantor contained in this Agreement or any other Transaction Document, or in respect of the Collateral pledged by it hereunder or made in connection herewith or therewith. The obligations of the Grantor contained in this paragraph shall survive the termination of this Agreement and the discharge of the Grantor's other obligations hereunder.

                  (d) This Agreement shall create a continuing security interest in the Collateral until the release thereof pursuant to SECTION 9.8.

                  SECTION 2.2. SECURITY INTEREST ABSOLUTE. The parties hereto shall not challenge or question in any proceeding the validity or enforceability of this Agreement as a whole or any term or provision contained herein or the validity of any Lien or Financing Statement in favor of the Collateral Agent. All rights of the Collateral Agent and the other Senior Secured Parties and all security interests hereunder shall, to the fullest extent permitted by law, be absolute and unconditional irrespective of:

                  (a) any invalidity, irregularity or unenforceability of any Financ ing Document or any other agreement or instrument relating thereto, or any amend ment, change or modification of any of the Financing Documents;

                  (b) any impairment, modification, change, exchange, release or subordination of or limitation on, any liability to, or stay of actions or lien enforce ment proceedings against, the Grantor, its property or its estate in bankruptcy resulting from any bankruptcy, arrangement, readjustment, composition, liquidation, rehabilitation or similar proceeding against or otherwise involving or affecting the Grantor;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Secured Obligations, or any other amend ment or waiver of or any consent to any departure from, any Financing Document;

                  (d) any change in the time, order or method of attachment or perfection of Liens or the filing or recording of Financing Statements or other security documents and irrespective of anything contained in any filing or agreement to which the Collateral Agent or any other Senior Secured Party may now or hereaf ter be a party;

                  (e) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of, or consent to departure from, any guaranty for all or any of the Senior Secured Obligations; or

                  (f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Grantor or a third party pledgor, except as otherwise provided herein.

                  SECTION 2.3. POWER OF ATTORNEY. (a) The Grantor hereby irrevocably constitutes and appoints the Collateral Agent, on behalf of itself and the other Senior Secured Parties, or any Person, officer or agent thereof whom the Collateral Agent may designate, as the Grantor's true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, at the Grantor's cost and expense, to exercise all or any of the following powers, which, being coupled with an interest, shall be irrevocable until the Senior Secured Obligations have been indefeasibly paid in full in cash or cash equivalents and all commitments of the Senior Secured Parties under

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the Financing Documents have been terminated:

                           (i) to receive, take, endorse, sign, assign and deliver, all in the Collateral Agent's name or the Grantor's name, any and all checks, notes, drafts and other documents or instruments relating to the Collateral;

                           (ii) to receive, open and dispose of all mail addressed to the Grantor and to notify postal authorities to change the address for delivery thereof to such address as the Collateral Agent designates;

                           (iii) to request from account debtors of the Grantor, in the Grantor's name or in the name of the Collateral Agent or the Collateral Agent's designee, information concerning the Receivables and the amounts owing thereon;

                           (iv) to transmit to account debtors indebted on Receivables notice of the Collateral Agent's interest therein;

                           (v) to notify account debtors indebted on Receivables to make payment directly to the Collateral Agent;

                           (vi) to take or bring, in the Grantor's name or in the Collateral Agent's name on behalf of the Senior Secured Parties, all steps, actions, suits or proceedings deemed by the Collateral Agent to be necessary or desirable to enforce or effect collection of the Receivables;

                           (vii) to the fullest extent permitted by law, to prepare, sign and file any Financing Statements or file this Agreement in the name of the Grantor as debtor;

                           (viii) if the Grantor shall have failed to do so in a timely manner, to take or cause to be taken all actions necessary to perform or comply, or cause performance or compliance with, the covenants of the Grantor contained in any Financing Document;

                           (ix) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assign ments, verifications, notices and other documents in connection with any of the Collateral;

                           (x) to defend any suit, action or proceeding brought against the Grantor with respect to any Collateral;

                           (xi) to settle, compromise or adjust any suit, action or pro ceeding described in the preceding clause (x) and, in connection therewith, to give such discharges or releases as the Collateral Agent, acting upon direc tions from (x) the Intercreditor Agent acting pursuant to the Intercreditor Agreement or (y) the Senior Secured Parties acting pursuant to SECTION 7.15 of the Intercreditor Agreement, or as otherwise expressly provided herein, may deem appropriate;

                           (xii) generally, to sell or transfer and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent was the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and the Grantor's expense, at any time, or from time to time, all reasonable acts and things which the Collateral Agent, acting upon directions from (x) the Intercreditor Agent acting pursuant to the Intercreditor Agreement or (y) the Senior Secured Parties acting pursuant to SECTION 7.15 of the Intercreditor Agree ment, or as otherwise expressly provided herein, deems necessary to protect, preserve or realize upon the Collateral and the Liens of the Collateral Agent thereon;

                           (xiii) to execute, in connection with any foreclosure, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

                           (xiv) to exercise the Grantor's rights under any Contract in accordance with SECTION 6.1; and

                           (xv) to exercise any and all other rights, remedies, powers and privileges of the Grantor with respect to the Collateral;

PROVIDED, HOWEVER, that the Collateral Agent shall not exercise its powers under clauses (i), (ii), (iii), (iv), (vi), (viii), (ix), (x), (xi), (xii), (xiii),
(xiv) or (xv) unless an Event of Default has occurred and is continuing.

                  (b) The Grantor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. The Grantor hereby acknowledges and agrees that in acting pursuant to this power-of-attorney the Collateral Agent shall be acting in its own interest and in the interest of the other Senior Secured Parties and the Grantor acknowledges and agrees that the Collateral Agent and the other Senior Secured Parties shall have no fiduciary duties to the Grantor and the Grantor hereby waives any claims to the rights of a beneficiary of a fiduciary relationship hereunder.

                  SECTION 2.4. INSPECTION AND VERIFICATION. The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right, no more often than once each year, unless an Event of Default has occurred and is continuing, and, if an Event of Default has occurred and is continuing, at any reasonable time or times, in each case upon ten (10) days' notice and at the Grantor's own cost and expense, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss the Grantor's affairs with the appropriate officers of the Grantor and its independent accountants and to verify under reasonable proce dures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Receivables or Collateral in the possession of any third party, by contacting account debtors or the third party possessing such Collateral for the purpose of making such a verification. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any other Senior Secured Party.

                                   ARTICLE III
                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

                  The Grantor hereby represents, warrants and covenants to the Collat eral Agent and the other Senior Secured Parties, which representations, warranties and covenants shall survive execution and delivery of this Agreement and the making and repayment of the Senior Secured Obligations, as follows:

                  SECTION 3.1. TITLE AND AUTHORITY. The Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any Person other than any consent or approval that has been obtained and is in full force and effect.

                  SECTION 3.2.  VALIDITY, PERFECTION AND PRIORITY OF LIEN.

                  (a) This Agreement creates in favor of the Collateral Agent, for itself and for the ratable benefit of the other Senior Secured Parties, a legal, valid and enforceable security interest in the Collateral and the proceeds thereof owned by the Grantor, and when Financing Statements in appropriate form are filed by the Grantor in the offices specified on SCHEDULE I hereto, the Lien created under this Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Grantor in such Collateral and the proceeds thereof, in each case prior and superior in right to any other Person.

                  (b) (i) Fully executed Financing Statements or other appropriate filings, recordings or registrations containing a description of the Collateral have been delivered to the Collateral Agent for filing in each governmental, municipal or other office specified in SCHEDULE I, which are all the filings, recordings and registra tions that are necessary to publish notice of and protect the validity of and to estab lish a valid and perfected security interest in favor of the Collateral Agent (for the benefit of itself and for the ratable benefit of the Senior Secured Parties) in respect of all Collateral (other than Fixtures appurtenant to the Site) in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements and except that recordation of the Security Interest in the United States Patent and Trademark Office may be necessary with respect to Collateral consisting of Patents and Trademarks and recordation of the Security Interest, in addition to registration of any unregistered copyrights, in the United States Copyright Office may be necessary with respect to Collateral consist ing of Copyrights. The Grantor will pay any applicable filing fees and related expenses. The Grantor hereby irrevocably authorizes the Collateral Agent to file any such Financing Statements without its signature as the debtor.

                  (ii) The Instruments listed on SCHEDULE II hereto, which, as of the date hereof, constitute all instruments of the Grantor, and all other Chattel Paper have been stamped to indicate the Security Interest of the Collateral Agent for itself and the ratable benefit of the Senior Secured Parties hereunder.

                  SECTION 3.3. NO LIENS; OTHER FINANCING STATEMENTS. (a) Except for the Lien granted to the Collateral Agent for itself and the ratable benefit of the Senior Secured Parties hereunder and other Permitted Liens, and, further, except for the interest in and control over the Accounts (other than the Aquila PPA Reserve Account, the Panola County Account and the Distribution Account) of and by the Collateral Agent and the Administrative Agent as provided in the Common Agree ment and the Securities Account Control Agreement, and the interest in and control over the Indenture Funds of and by the Trustee and the Securities Intermediary as provided in the Indenture, the Grantor owns and will continue to own valid and marketable title in and to each item of the Collateral (other than Collateral that it is entitled to dispose of pursuant to SECTION 5.1(G) of the Indenture) free and clear of any and all Liens and the Grantor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent or any other Senior Secured Party.

                  (b) Other than Financing Statements filed in connection herewith and Financing Statements filed in respect of the Supplemental Partnership Security Agreement (releases of which have been delivered to the Collateral Agent), there is no Financing Statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral. The Grantor will not execute or authorize any Financing Statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral to be filed in any public office, except Financing Statements filed or to be filed in respect of and covering the security interests granted hereby to the Collateral Agent by the Grantor.

                  SECTION 3.4. CHIEF EXECUTIVE OFFICE; NAME; RECORDS. (a) The chief executive office and principal place of business of the Grantor is located at the address set forth on SCHEDULE VI. The originals of all documents evidencing all Contracts and Receivables of the Grantor, and the only original books of account and records concerning the Collateral are, and will continue to be, kept at, and controlled and directed (including, without limitation, for general accounting purposes) from, the chief executive office of the Grantor as set forth on SCHEDULE VI, or at such new location for such chief executive office as the Grantor may establish in accordance with SECTION 3.4(B).

                  (b) The Grantor shall not establish a new location for its chief executive office or change its name or the name under which it presently conducts its business unless (i) it has given to the Collateral Agent not less than sixty (60) days' prior written notice of its intention so to do, clearly describing such new location or specifying such new name, as the case may be, and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new location or such new name, as the case may be, the Grantor shall have taken all action to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

                  SECTION 3.5. ADDITIONAL STATEMENTS AND SCHEDULES. The Grantor shall execute and deliver to the Collateral Agent, from time to time, for its conve nience in maintaining a record of the Collateral, such written statements and sched ules as is necessary or as the Collateral Agent may reasonably require, designating, identifying or describing the Collateral.

                  SECTION 3.6. FURTHER ACTIONS. The Grantor will, at its own ex pense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, convey ances, Financing Statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the Security Interest hereby granted by the Grantor, which is necessary or as the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral within thirty (30) days after any request by the Collateral Agent or such earlier date as may be required by applicable law or necessary to preserve or protect the security interests in the Collateral granted by the Grantor pursuant to this Agree ment, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Lien created hereby and the filing of any Financing Statements or other documents in connection herewith.

                                   ARTICLE IV
              SPECIAL PROVISIONS CONCERNING INVENTORY AND EQUIPMENT

                  SECTION 4.1. MAINTENANCE OF INSURANCE; PROTECTION OF SECURITY INTEREST. The Grantor shall carry with respect to the Collateral and its use such insurance as shall be required under the Transaction Documents.

                  SECTION 4.2. LOCATION OF INVENTORY AND EQUIPMENT. All Inventory and Equipment owned on the date hereof by the Grantor is located at one of the locations shown on SCHEDULE 4.2 (other than Equipment undergoing repairs). The Grantor agrees that all Inventory and Equipment now held or subsequently acquired by it shall be kept at (or shall be in transport to) one of the locations on SCHEDULE 4.2.

                                    ARTICLE V
                          SPECIAL PROVISIONS CONCERNING
                     RECEIVABLES, CONTRACTS AND INSTRUMENTS

                  SECTION 5.1. DIRECTION TO ACCOUNT DEBTORS; GRANTOR BOUND. (a) The Grantor agrees that the Collateral Agent may (i) directly notify the account debtors or obligors with respect to any Receivables and/or under any Project Docu ments to make payments with respect thereto directly to the Revenue Account, and (ii) from and after the occurrence of an Event of Default, directly notify the account debtors or obligors with respect to any Receivables and/or under any Project Docu ments to make payments with respect thereto directly to the Collateral Agent.

                  (b) Upon the occurrence and during the continuance of an Event of Default, the Grantor agrees to be bound by any collection, compromise, forgiveness, extension or other action taken by the Collateral Agent with respect to the

Receivables and/or the Project Documents. The reasonable costs and expenses (including reasonable attorneys' fees) of collection, whether incurred by the Grantor, the Collateral Agent or any other Senior Secured Party, shall be borne by the Grantor.

                                   ARTICLE VI
                     SPECIAL PROVISIONS CONCERNING CONTRACTS

                  SECTION 6.1. SECURITY INTEREST IN CONTRACT RIGHTS. The Grantor's grant, pursuant to SECTION 2.1, to the Collateral Agent of a security interest in all of its right, title and interest in and to each and all of the Contracts and the contract rights thereunder, includes, but is not limited to:

                  (i) all (A) rights to payment under any Contract and (B) payments due and to become due under any Contract, in each case whether as contractual obligations, damages or otherwise;

                  (ii) all of its claims, rights, powers, privileges and remedies under any Contract; and

                  (iii) all of its rights under any Contract to make determina tions, to exercise any election (including, without limitation, election of remedies) or option or to give or receive any notice, consent, waiver or approval together with full power and authority with respect to any Contract to demand, receive, enforce or collect any of the foregoing rights or any property the subject of any of the Contracts, to enforce or execute any checks or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing (the Contracts, together with all of the foregoing in this SECTION 6.1, the "CONTRACT RIGHTS");

PROVIDED, HOWEVER, that, unless an Event of Default shall have occurred and be continuing, notwithstanding anything else herein to the contrary, the Grantor may, subject to the terms and provisions of the Financing Documents, exclusively exercise all of its rights, powers, privileges and remedies under the Contracts.

                  SECTION 6.2. FURTHER PROTECTION. The Grantor shall defend the title to the Contract Rights against the claims and demands of any Person other than the Collateral Agent and the Senior Secured Parties, and hereby grants the Collateral Agent full power and authority, upon the occurrence and during the continuance of an Event of Default, to take all actions as the Collateral Agent, acting upon directions from (x) the Intercreditor Agent acting pursuant to the Intercreditor Agreement or (y) the Senior Secured Parties acting pursuant to SECTION 7.15 of the Intercreditor Agreement, or as otherwise expressly provided herein, reasonably deems necessary or advisable to effectuate the provisions set forth in this sentence.

                  SECTION 6.3. LIABILITIES UNDER RECEIVABLES AND CONTRACTS. Any thing herein to the contrary notwithstanding (including, without limitation, the grant of any rights to the Collateral Agent), the Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obliga tions to be observed and performed by it thereunder and under or with respect to the Collateral, all in accordance with the terms of any agreement giving rise to each such Receivable, Contract or procurement of Collateral. Neither the Collateral Agent nor any other Senior Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract or with respect to the Collateral by reason of or arising out of this Agreement or the receipt by the Collat eral Agent of any payment relating to such Receivable, Contract or Collateral pursuant hereto, nor shall the Collateral Agent or any other Senior Secured Party be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Receivable (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  SECTION 6.4. REMEDIES. Upon the occurrence of any Event of Default, the Collateral Agent shall have the rights set forth in ARTICLE IX, and, acting upon directions from (x) the Intercreditor Agent acting pursuant to the Intercreditor Agreement or (y) the Senior Secured Parties acting pursuant to
SECTION 7.15 of the Intercreditor Agreement, or as otherwise expressly provided herein, may (i) enforce all remedies, rights, powers and privileges of the Grantor under any or all of the Contracts, (ii) sell any or all of the Contract Rights at public or private sale upon at least ten (10) days' prior written notice and/or (iii) substitute itself or any nominee or trustee in lieu of the Grantor as party to any of the Contracts and to notify the obligor of any Contract Right (the Grantor hereby agreeing to deliver any such notice at the request of the Collateral Agent) that all payments and performance under the relevant Contract shall be made or rendered to the Collateral Agent or such other Person as the Collateral Agent may designate.

                                   ARTICLE VII
                        DUTY OF CARE OF COLLATERAL AGENT

                  SECTION 7.1. COLLATERAL AGENT'S DUTIES; REASONABLE CARE. (a)
The

Collateral Agent shall have the duty to exercise reasonable care in the custody and preservation of any Collateral in its possession, which duty shall be fully satisfied if the Collateral Agent maintains safe custody of such Collateral in accordance with customary banking standards.

                  (b) Except as hereinabove specifically set forth, the Collateral Agent shall have no further obligation to ascertain the occurrence of, or to notify the Grantor with respect to, any matters relating to any Collateral and shall not be deemed to assume any such further obligation as a result of the establishment by the Collateral Agent of any internal procedures with respect to any Collateral in its possession, nor shall the Collateral Agent be deemed to assume any other responsi bility for, or obligations or duty with respect to, any Collateral, or its use, including, without limitation, any obligation or duty to take any action to collect, preserve or protect its or the Grantor's rights in the Collateral, but the same shall be at the sole risk and responsibility of the Grantor at all times.

                  (c) The Grantor hereby releases the Collateral Agent and each other Senior Secured Party from any claims, causes of action and demands at any time arising out of or with respect to this Agreement, the Senior Secured Obligations, the Collateral and its use and/or any actions taken or omitted to be taken by the Collat eral Agent with respect thereto (except such claims, causes of action and demands arising from the gross negligence or wilful misconduct of the Collateral Agent).

                                  ARTICLE VIII
                 REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT

                  For the avoidance of doubt, the provisions of SECTION 8.1,
SECTION 8.2 and SECTION 8.4 shall apply only upon the occurrence and during the continuance of an Event of Default.

                  SECTION 8.1. REMEDIES; OBTAINING THE COLLATERAL UPON DEFAULT.
(a) Upon the occurrence and during the continuance of an Event of Default, the Collat eral Agent, acting upon directions from (x) the Intercreditor Agent acting pursuant to the Intercreditor Agreement or (y) the Senior Secured Parties acting pursuant to SECTION 7.15 of the Intercreditor Agreement, or as otherwise expressly provided herein, shall be entitled to exercise on behalf of itself and the other Senior Secured Parties, all the rights and remedies of a secured party under the UCC as in effect in any relevant jurisdiction and all rights now or hereafter existing under all other applicable law to enforce this Agreement and the security interests contained herein, and, in addition, subject to any Applicable Laws then in effect, the Collateral

Agent, acting upon directions from (x) the Intercreditor Agent acting pursuant to the Intercreditor Agreement or (y) the Senior Secured Parties acting pursuant to SECTION 7.15 of the Intercreditor Agreement, or as otherwise expressly provided herein, may, in addition to its other rights and remedies hereunder, including without limitation under SECTION 8.2 and SECTION 8.6, and also the rights of the Collateral Agent and the other Senior Secured Parties under any of the Transaction Documents, do any of the following to the fullest extent permitted by applicable law:

                  (i) personally, or by agents, trustees or attorneys, immediately take possession of the Collateral or any part thereof, from the Grantor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon the Grantor's premises or such other Person's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Grantor;

                  (ii) instruct the obligor or obligors of any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contracts) constituting the Collateral to make any payment required by the terms of such instrument or agreement directly to the Collateral Agent; and

                  (iii) take possession of the Collateral or any part thereof, by directing the Grantor in writing to turn over the same to the Collateral Agent at the Site or, to the extent such Collateral may be moved, to deliver the same to the Collateral Agent at any other place or places designated by the Collateral Agent, in which event the Grantor shall, at its own expense, (A) forthwith turn over the same to the Collateral Agent at one of the locations on
SCHEDULE 4.2 or cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent, as the case may be, (B) store and keep any Collateral so turned over or delivered to the Collateral Agent at one of the locations shown on SCHEDULE 4.2 or at such place or places pending further action by the Collateral Agent as provided in SECTION 8.2, and (C) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain the Collateral in good condition.

                  (b) The Grantor's obligation to turn over or deliver the Collateral as set forth above is of the essence of this Agreement and, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to obtain a decree requiring specific performance by the Grantor of said obligation.

                  (c) When Collateral is in the Collateral Agent's possession,
(i) the Grantor shall pay (or reimburse the Collateral Agent on demand for) all reasonable expenses (including the cost of any insurance and payment of taxes or other charges) incurred in the custody, preservation, use or operation of the Collateral, and the obligation to reimburse all such expenses shall be secured hereby, and (ii) the risk of accidental loss or damage shall be on the Grantor to the extent of any deficiency in any effective insurance coverage.

                  SECTION 8.2. REMEDIES; DISPOSITION OF THE COLLATERAL. Any Collateral repossessed by the Collateral Agent under or pursuant to SECTION 8.1 and any other Collateral, whether or not so repossessed by the Collateral Agent, may, to the extent permitted by any contract terms governing such Collateral and to the fullest extent permitted by applicable law, be sold, leased or otherwise disposed of under one or more contracts or as an entirety, whether by public or private sale and without the necessity of gathering at the place of sale the property to be sold, may be sold in such manner, at such time or times, at such place or places and on such terms (whether cash or credit, and in the case of credit, without assumption of future credit risk), in compliance with Applicable Laws, as are commercially reasonable. If any Collateral is sold by the Collateral Agent upon credit or for future delivery the Collateral Agent shall not be liable for the failure of the purchaser to pay for the same and in such event the Collateral Agent may resell the Collateral. In no event shall the Grantor be credited with any part of the proceeds of sale of any Collateral until payment thereof in cash or cash equivalents has actually been received by the Collateral Agent. Any of the Collateral may be sold, leased or otherwise disposed of, or options or contracts may be entered to do so, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair in a commercially reasonable manner. Any such disposition shall be made upon not less than ten (10) days' written notice to the Grantor specifying the time such disposition is to be made and, if such disposition shall be a public sale, specifying the place of such sale. Any such sale may be adjourned by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by applicable law, the Collateral Agent or any other Senior Secured Party may itself bid for and become the buyer of the Collateral or any item thereof offered for sale at a public auction without accountability to the Grantor.

                  SECTION 8.3. WAIVER. (a) EXCEPT AS OTHERWISE PRO VIDED IN THIS AGREEMENT, THE GRANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEAR ING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSES SION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL IN ACCORDANCE WITH THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND

HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE GRANTOR WOULD OTHERWISE HAVE UNDER THE CONSTI TUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, AND THE GRANTOR HEREBY FURTHER WAIVES:

                           (i) all damages occasioned by such taking of possession except any damages which are finally judicially determined to have been the direct result of the Collateral Agent's gross negligence or wilful misconduct;

                           (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's and the other Senior Secured Parties' rights hereunder;

                           (iii) demand of performance or other demand, notice of intent to demand or accelerate, notice of acceleration, presentment, protest, adver tisement or notice of any kind to or upon the Grantor or any other Person; and

                           (iv) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and the Grantor, for itself and all who may claim under it, insofar as it may now or hereafter lawfully do so, hereby waives the benefit of such laws.

                  (b) Without limiting the generality of the foregoing, the Grantor hereby: (i) authorizes the Collateral Agent, without notice to or demand upon the Grantor and without otherwise affecting the obligations of the Grantor hereunder from time to time, to take and hold other collateral granted to it by any other Person (in addition to the Collateral) for payment of any Senior Secured Obligations, or any part thereof, and to exchange, enforce or release such other collateral or any part thereof, and to accept and hold any endorsement or guarantee of payment of the Senior Secured Obligations or any part thereof, and to release or substitute any endorser or guarantor or any other Person granting security for or in any way obli gated upon any Senior Secured Obligations, or any part thereof; and (ii) waives and releases any and all right to require the Collateral Agent or the other Senior Secured Parties to collect any of the Senior Secured Obligations from any specific item or items of Collateral or from any other party liable as guarantor or in any other manner in respect of any of the Senior Secured Obligations or from any collateral (other than the Collateral) for any of the Senior Secured Obligations.

                  (c) Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall, provided that it is done in accordance with applicable law and this Agreement, operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against the Grantor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Grantor.

                  SECTION 8.4. APPLICATION OF PROCEEDS; GRANTOR LIABLE FOR DEFI CIENCY. Except as otherwise expressly provided herein or in the other Financing Documents, following the occurrence of an Event of Default and the acceleration of the maturity of the Senior Secured Obligations (whether automatically, by declara tion or otherwise), the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant to this Agreement, and any other cash at the time of such collection, sale or other realization held by the Collateral Agent under this Agreement, shall be applied by the Collateral Agent in accordance with ARTICLE IV of the Collateral Agency Agreement. For avoidance of doubt, it is understood that the Grantor shall remain liable to the extent of any deficiency between the amount of proceeds of the Collateral and the aggregated amount of the Senior Secured Obliga tions in accordance with the Financing Documents.

                  SECTION 8.5. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Collateral Agent or any other Senior Secured Party in exercising any right, remedy, power or privilege hereunder and no course of dealing between the Grantor and any other Senior Secured Party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. A waiver by the Collateral Agent or any other Senior Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or any other Senior Secured Party would otherwise have on any future occasion. The rights and remedies herein expressly provided are cumulative and may be exercised singly or concurrently and as often and in such order as the Collateral Agent or any other Senior Secured Party deems expedient and are not exclusive of any rights or reme dies which the Collateral Agent or the other Senior Secured Parties would otherwise have whether by agreement or now or hereafter existing under applicable law. No notice to or demand on the Grantor in any case shall entitle the Grantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Collateral Agent or the other Senior Secured Parties to any other or future action in any circumstances without notice or demand.

                  SECTION 8.6. DISCONTINUANCE OF PROCEEDINGS. In case the Collateral

Agent or any other Senior Secured Party shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent or such other Senior Secured Party, then, in every such case, subject to the terms of any final non-appealable judgment rendered in any such proceeding, the Grantor, the Collateral Agent, the other Senior Secured Parties and each holder of any of the Senior Secured Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral, subject to the Security Interest created under this Agree ment, and all rights, remedies and powers of the Collateral Agent and the other Senior Secured Parties shall continue as if no such proceeding had been instituted.

                                   ARTICLE IX
                                  MISCELLANEOUS

                  SECTION 9.1. NOTICES. Unless otherwise specifically herein provided, all notices required or permitted under the terms and provisions hereof shall be in writing and any such notice shall become effective if given in accordance with the provisions of SECTION 1.4 of the Indenture.

                  SECTION 9.2. AMENDMENT. No waiver, amendment, modification or termination of any provision of this Agreement, or consent to any departure by the Grantor therefrom, shall in any event be effective without the prior written consent of the Collateral Agent, acting upon directions from (x) the Intercreditor Agent acting pursuant to the Intercreditor Agreement or (y) the Senior Secured Parties acting pursuant to SECTION 7.15 of the Intercreditor Agreement, or as otherwise expressly provided herein, and none of the Collateral shall be released without the written consent of the Collateral Agent, acting upon directions from (x) the Intercreditor Agent acting pursuant to the Intercreditor Agreement or (y) the Senior Secured Parties acting pursuant to
SECTION 7.15 of the Intercreditor Agreement, or as other wise expressly provided herein. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 9.3. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Grantor, the Collateral Agent and the other Senior Secured Parties, all future holders of the Senior Secured Obligations and their respective successors, transferees and assigns (to the extent such successors, transferees and assigns are permitted under the Financing Documents).

                  SECTION 9.4. SURVIVAL. All agreements, statements, representations and warranties made by the Grantor herein or in any certificate or other instrument delivered by the Grantor or on its behalf under this Agreement shall be considered to have been relied upon by the Collateral Agent and the other Senior Secured Parties and shall survive the execution and delivery of this Agreement and the other Financ ing Documents regardless of any investigation made by the Collateral Agent or any other Senior Secured Party or made on their behalf.

                  SECTION 9.5. HEADINGS DESCRIPTIVE. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  SECTION 9.6. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  SECTION 9.7. GRANTOR'S DUTIES. Anything herein contained to the contrary notwithstanding, the Grantor shall remain liable to perform all of its obligations under or with respect to the Collateral, and neither the Collateral Agent nor any other Senior Secured Party shall have any obligations or liabilities under or with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent or the other Senior Secured Parties be required or obligated in any manner to perform or fulfill any of the obligations of the Grantor under or with respect to any Collateral.

                  SECTION 9.8. TERMINATION; RELEASE. Upon the date at which all of the Senior Secured Obligations have been indefeasibly paid in full in cash or cash equivalents and all commitments of the Senior Secured Parties under the Financing Documents have terminated, this Agreement shall terminate, and the Collateral Agent, at the request, pursuant to instructions from, and at expense of, the Grantor, will promptly execute and deliver to the Grantor the proper instruments (including UCC termination statements on form UCC-3) acknowledging the termination of this Agreement, and will duly assign, transfer and deliver to the Grantor (without recourse and without any representation or warranty of any kind) such of the Collat eral as may be in the possession of the Collateral Agent and has not theretofore been disposed of or otherwise applied or released.

                  SECTION 9.9. REINSTATEMENT. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Collateral Agent or any other Senior Secured Party in respect of the Senior Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or such other Senior Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Grantor or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Grantor or any substantial part of its assets, or upon the entry of an order by a bankruptcy court avoiding payment of such amount, or otherwise, all as though such payments had not been made.

                  SECTION 9.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, taken together, shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  SECTION 9.11 GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York of the United States of America and shall for all purposes be governed by and construed in accordance with the laws of such state without regard to the conflict of law rules thereof other than
Section 5-1401 of the New York General Obligations Law.

                  SECTION 9.12 CONSENT TO JURISDICTION. Any legal action or proceed ing by or against the Grantor with respect to or arising out of this Agreement may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York. By execution and delivery of this Agreement, the Grantor accepts, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts for legal proceedings arising out of or in connection with this Agreement and irrevocably consents to the appointment of CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York 10019, as its agent to receive service of process in New York, New York. If for any reason such agent shall cease to be available to act as such, the Grantor agrees to appoint a new agent on the terms and for the purposes of this provision. Nothing herein shall affect the right to serve process in any other manner permitted by law or any right to bring legal action or proceedings in any other competent jurisdiction, including judicial or non-judicial foreclosure of real property interests which are part of the Collateral. The Grantor further agrees that the aforesaid courts of the State of New York and of the United States of America for the Southern District of New York shall have exclusive jurisdiction with respect to any claim or counterclaim of the Grantor based upon the assertion that the rate of interest charged by or under this Agreement or under the other Financing Documents is usurious. The Grantor hereby waives any right to stay or dismiss any action or proceeding under or in connection with the Project, this Agreement or any other Transaction Document brought before the foregoing courts on the basis of FORUM NON-CONVENIENS or improper venue.

                  SECTION 9.13 WAIVER OF JURY TRIAL. EACH OF THE GRANTOR AND THE COLLATERAL AGENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL

BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE OTHER PARTIES HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE COLLATERAL AGENT TO ENTER INTO THIS AGREEMENT.

                  SECTION 9.14. AUTHORITY OF COLLATERAL AGENT. The Grantor ac knowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Senior Secured Parties, be governed by this Agreement and the other Financing Documents and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantor, the Collateral Agent shall be conclusively pre sumed to be acting as agent for the Senior Secured Parties with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                  SECTION 9.15. INDEMNITIES AND EXPENSES. The obligation of the Grantor to pay the costs and expenses of, and to indemnify, defend and hold harm less, the Collateral Agent and the other Senior Secured Parties under and in connec tion with this Agreement shall be as provided in SECTION 7.15 of the Intercreditor Agreement as in effect as of the date hereof. No amendment to such
SECTION 7.15 or termination of the Intercreditor Agreement shall affect the provisions of this SECTION 9.15 unless such amendment or termination shall have been consented to by the parties to this Agreement in accordance with the provisions hereof and of the other Financing Documents.

                  SECTION 9.16. ENTIRE AGREEMENT. This Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of their agreement as to the matters covered hereby and is intended as a complete and exclusive statement of the terms and conditions thereof.

                  SECTION 9.17. INDEPENDENT SECURITY. The security provided for in this Agreement shall be in addition to and shall be independent of every other security which the Collateral Agent or the other Senior Secured Parties may at any time hold for any of the Senior Secured Obligations hereby secured, whether or not under the Senior Security Documents. The execution of any other Senior Security Document shall not modify or supersede the security interest or any rights or obligations contained in this Agreement and shall not in any way affect, impair or invalidate the effectiveness and validity of this Agreement or any term or condition hereof. The Grantor hereby waives its right to plead or claim in any court that the execution of any other Senior Security Document is a cause for extinguishing, invalidating, impairing or modifying the effectiveness and validity of this Agreement or any term or condition contained herein. The Collateral Agent shall be at liberty to accept further security from the Grantor or from any third party and/or release such security without notifying the Grantor and without affecting in any way the obligations of the Grantor under the Senior Security Documents or the other Financing Documents. The Collateral Agent, upon directions from (x) the Intercreditor Agent acting pursuant to the Intercreditor Agreement or (y) the Senior Secured Parties acting pursuant to
SECTION 7.15 of the Intercreditor Agreement, or as otherwise expressly provided herein, shall determine if any security conferred upon the Collateral Agent and the other Senior Secured Parties under the Senior Security Documents shall be enforced by the Collateral Agent, as well as the sequence of securities to be so enforced.

         SECTION 9.18. THIRD PARTY BENEFICIARIES. The agreements of the parties hereto are intended to benefit the Senior Secured Parties and their respective successors and assigns.

         SECTION 9.19 LIMITATION OF LIABILITY. The provisions of SECTION 14.1 of the Indenture shall apply to this Agreement.

         SECTION 9.20 COLLATERAL AGENCY AGREEMENT. The rights, benefits, privileges and immunities given to the Collateral Agent and set forth in the Collateral Agency Agreement are expressly incorporated herein by reference thereto.

                  IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Partnership Security Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.


                         LSP ENERGY LIMITED PARTNERSHIP

                                    By:     LPS Energy, Inc.,
                                            its general partner


                                    By:     /s/ Frank Hardenbergh
                                            ----------------------------------
                                            Name:  Frank Hardenbergh
                                            Title: Senior Vice President and
                                                     Secretary


                                    THE BANK OF NEW YORK,
                                    as Collateral Agent


                                    By:     /s/ Mary Beth Lewicki
                                            ----------------------------------
                                            Name:  Mary Beth Lewicki
                                            Title: Assistant Vice President













  Signature Page to Second Amended and Restated Partnership Security Agreement

                                                                   Schedule I to
                                  Second Amended and Restated Security Agreement
                                  ----------------------------------------------




                            Grantor's Filing Offices
                            ------------------------


New Jersey Secretary of State

Mississippi Secretary of State

Panola County Local Filing Office

                                                                  Schedule II to
                                  Second Amended and Restated Security Agreement
                                  ----------------------------------------------


                                   Instruments
                                   -----------


None.

                                                                 Schedule III to
                                  Second Amended and Restated Security Agreement
                                  ----------------------------------------------


                                   Copyrights
                                   ----------


None.

                                                                  Schedule IV to
                                  Second Amended and Restated Security Agreement
                                  ----------------------------------------------


                                     Patents
                                     -------


None.

                                                                   Schedule V to
                                  Second Amended and Restated Security Agreement
                                  ----------------------------------------------


                                   Trademarks
                                   ----------


None.

                                                                  Schedule VI to
                                  Second Amended and Restated Security Agreement
                                  ----------------------------------------------


                      Grantor's Chief Executive Office and
                           Principal Place of Business
                      ------------------------------------


Chief Executive Office:

Two Tower Center
20th Floor
East Brunswick, New Jersey 08816


Principal Place of Business:

570 Highway 6 East
P.O. Box 1166
Batesville, Mississippi 38606

                                                                 Schedule 4.2 to
                                  Second Amended and Restated Security Agreement
                                  ----------------------------------------------


                      Locations of Inventory and Equipment
                      ------------------------------------


Two Tower Center
20th Floor
East Brunswick, New Jersey 08816

570 Highway 6 East
P.O. Box 1166
Batesville, Mississippi 38606